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                                     BYLAWS
                                       OF
                        COMPUTER LANGUAGE RESEARCH, INC.

         AS RESTATED TO REFLECT ALL AMENDMENTS THROUGH FEBRUARY 22, 1996



                              ARTICLE ONE.  OFFICES

     The Corporation may have, in addition to its registered office, offices and places of business at such places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business and affairs of the Corporation may require.


                       ARTICLE TWO.  STOCKHOLDERS MEETINGS

      SECTION 1. ANNUAL MEETINGS. An annual meeting of the stockholders, commencing with the year 1984, shall be held at a date and time as may be designated by the Board of Directors, at which they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

      SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation or by these Bylaws, may be called by the Chairman of the Board, the President, the Board of Directors, or the holders of not less than one-tenth in number of all the shares entitled to vote at the meetings.

      SECTION 3. PLACE OF MEETINGS. Meetings of stockholders shall be held at such places, within or without the State of Texas as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

      SECTION 4. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

      SECTION 5. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the body, officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting.



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      SECTION  6.   QUORUM OF STOCKHOLDERS.  The holders of a  majority  of  the shares entitled to vote thereat, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at each meeting of stockholders for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, and present in person or represented by proxy, shall be the act of the stockholders meeting, unless the vote of a greater number is required by statute, by the Articles of Incorporation or by these Bylaws, in which case the vote of such
greater  number  shall be requisite to constitute the act of the  meeting.   The
stockholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 7. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as and to the extent otherwise provided by statute or by the Articles of Incorporation. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by such stockholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.


                       ARTICLE THREE.  BOARD OF DIRECTORS

     SECTION 1. MANAGEMENT OF THE CORPORATION. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

      SECTION 2. NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of a maximum of nine (9) and a minimum of six (6) directors, the precise number being set within such range from time to time by resolution of the Board of Directors without amendment to these Bylaws; provided, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. None of the directors need be stockholders of the Corporation or residents of the State of Texas. A director, except founding-director Francis W. Winn, may not stand for re-election to the Board after attaining his 72nd birthday, unless and until the Board of Directors shall, in its annual nominating resolution, have resolved it to be in the best interests of the Corporation for an affected Director to so stand.





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      SECTION  3.   ELECTION  AND TERM OF OFFICE.  At  each  annual  meeting  of stockholders, the stockholders shall elect directors to hold office until the next succeeding annual meeting. At each election, the nominees receiving the affirmative vote of holders of a majority of the shares of the common stock present at the meeting electing directors, either in person or by proxy, shall be elected directors. Each director elected shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

      SECTION 4. REMOVAL AND FILLING OF VACANCIES. Any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of a majority in number of shares of the stockholders present in person or represented by proxy at such meeting and entitled to vote for the election of such director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. Any vacancy occurring in the Board of Directors, resulting from the death, resignation, retirement, disqualification or removal from office of any director, or as the result of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or may be filled by election at any annual meeting of the stockholders or at a special meeting of the stockholders called for that purpose.

     SECTION 5. PLACE OF MEETINGS. Meetings of the Board of Directors, annual, regular or special, may be held either within or without the State of Texas.

     SECTION 6. ANNUAL MEETINGS. The first meeting of each newly elected Board of Directors shall be held for the purpose of organization and the transaction of any other business, without notice, immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

      SECTION 7. REGULAR MEETINGS. Regular meetings of the Board of Directors, of which no notice shall be necessary shall be held at such times and places as may be fixed from time to time by resolution adopted by the Board and communicated to all directors. Except as otherwise provided by statute, the Articles of Incorporation, or by these Bylaws, any and all business may be transacted at any regular meeting.

      SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on twenty-four (24) hours' notice to each director, either personally, or by telephone, or by mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) directors. Except as may be otherwise expressly provided by statute or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      SECTION 9. QUORUM AND MANNER OF ACTING. At all meetings of the Board of Directors the presence of a majority of the number of directors fixed by the Board of Directors pursuant to Article 3, Section 2, as amended, shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the


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act  of  a  greater  number shall be required by statute,  by  the  Articles  of
Incorporation or by these Bylaws, in which case the act of such greater number shall be requisite to constitute the act of the Board. If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally convened.

      SECTION 10. DIRECTORS' COMPENSATION. The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees. The Board of Directors shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                             ARTICLE FOUR.  NOTICES

     SECTION 1. MANNER OF GIVING NOTICE. Whenever, under the provisions of the statutes or the Articles of Incorporation or of these Bylaws, notice is required to be given to any committee member, director or stockholder of the Corporation, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing by mail, postage prepaid, addressed to such member, director or stockholder at his address as it appears on the records or (in the case of stockholders) the stock transfer books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be delivered at the time when the same shall be thus deposited in the United States mails, as aforesaid.

      SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given to any committee member, director or stockholder of the Corporation under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                       ARTICLE FIVE.  EXECUTIVE COMMITTEE

     SECTION 1. CONSTITUTION AND POWERS. The Board of Directors, by resolution adopted by affirmative vote of a majority of the number of directors fixed by these Bylaws, may designate two or more directors (with such alternates, if any, as may be deemed desirable) to constitute an Executive Committee, which Executive Committee shall have and may exercise, when the Board of Directors is not in session, all of the authority and powers of the Board of Directors in business and affairs of the Corporation, even though such authority and powers be herein provided or directed to be exercised by a designated officer of the Corporation; provided, that the foregoing shall not be construed as authorizing


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action  by the Executive Committee with respect to any action which by  statute, the Articles of Incorporation or these Bylaws is required to be taken by vote of a specified proportion of the number of directors fixed by these Bylaws, or any other action required or specified by the Texas Business Corporation Act or other applicable law or by these Bylaws or by the Articles of Incorporation to be taken by the Board of Directors, as such. The designation of the Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law. So far as practicable, members of the Executive Committee and their alternates (if any) shall be appointed by the Board of Directors at its first meeting after each annual meeting of stockholders and, unless sooner discharged by affirmative vote of a majority of the number of directors fixed by these Bylaws, shall hold office until their respective successors are appointed and qualify or until their earlier respective deaths, resignations, retirements or disqualifications.

      SECTION 2. MEETINGS. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by affirmative vote of a majority of the whole Committee and communicated to all the members thereof. Special meetings of the Executive Committee may be called by the Chairman of the Board, the President or any two members thereof at any time on twenty-four (24) hours' notice to each member, either personally or by mail or telegram. Except as may be otherwise expressly provided by statute or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Executive Committee need be specified in the notice or waiver of notice of such meeting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such. The Committee, at each meeting thereof, may designate one of its members to act as chairman and preside at the meeting or, in its discretion, may appoint a chairman from among its members to preside at all its meetings held during such period as the Committee may specify.

      SECTION 3. RECORDS. The Executive Committee shall keep a record of its acts and proceedings and shall report the same, from time to time, to the Board of Directors. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, shall act as secretary of the Executive Committee, or the Committee may, in its discretion, appoint its own secretary.

      SECTION 4. VACANCIES. Any vacancy in the Executive Committee may be filled by affirmative vote of a majority of the number of directors fixed by these Bylaws.


            ARTICLE SIX.  OTHER COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors may, by resolution adopted by affirmative vote of a majority of the number of Directors fixed by these Bylaws, designate two or more directors with such alternates, if any, as may be deemed desirable to constitute another committee or committees for any purpose provided, that any such other committee or committees shall have and may exercise only the power of recommending action to the Board of Directors and Executive Committee and of carrying out and implementing any instructions or any policies, plans and programs theretofore approved, authorized and adopted by the Board of Directors.


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        ARTICLE SEVEN.  OFFICERS, EMPLOYEES AND AGENTS POWERS AND DUTIES

      SECTION 1. ELECTED OFFICERS. The elected officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents as may be determined from time to time by the Board (and in case of each such Vice President, with such descriptive title, if any , as the Board of Directors shall deem appropriate), a Secretary and a Treasurer. None of the elected officers, with the exception of the Chairman of the Board, need be a member of the Board of Directors.

     SECTION 2. ELECTION. So far as is practicable, all elected officers shall be elected by the Board of Directors at its first meeting after each annual meeting of stockholders.

      SECTION 3. APPOINTIVE OFFICERS. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board) as it shall from time to time deem necessary, who shall exercise such powers and perform such duties as shall be set forth in these Bylaws or determined from time to time by the Board or by the Executive Committee.

      SECTION 4. TWO OR MORE OFFICES. Any two (2) or more offices may be held by the same person, except that the President and Secretary shall not be the same person.

      SECTION 5. COMPENSATION. The compensation of Board members, the Chairman of the Board and the President shall be fixed from time to time by the Board of Directors. The Board of Directors or the Executive Committee may from time to time delegate to the President the authority to fix the compensation of any or all of the other officers of the Corporation; however, the Board of Directors or the Executive Committee will approve officer compensation.

      SECTION 6. TERM OF OFFICE; REMOVAL; FILLING OF VACANCIES. Each elected officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation, retirement, disqualification or removal from office. Each appointive officer shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     SECTION 7. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board of Directors. He shall advise and counsel the President and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or the Executive Committee.

      SECTION 8. PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the provisions of these Bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. In the absence of the Chairman of the Board or if such officer shall not have been elected or be serving, the President


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shall  preside  when present at meetings of the stockholders and  the  Board  of
Directors.   He  shall  have  general authority  to  execute  bonds,  deeds  and contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President, and in general to exercise all the powers usually appertaining to the office of president of a
corporation,  except  as  otherwise  provided  by  statute,  the   Articles   of
Incorporation or these Bylaws. In the absence or disability of the President, his duties shall be performed and his powers may be exercised by the Vice Presidents in the order of their seniority, unless otherwise determined by the President, the Executive Committee or the Board of Directors.

      SECTION 9. VICE PRESIDENTS. Each Vice President shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the President, the Executive Committee or the Board of Directors.

      SECTION 10. SECRETARY. The Secretary shall see that notice is given of all meetings of the stockholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings thereof. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all duties usually appertaining to the office of secretary of a corporation. In the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the President, the Executive Committee or the Board of Directors.

      SECTION 11. ASSISTANT SECRETARIES. Each Assistant Secretary shall generally assist the Secretary and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Secretary, the President, the Executive Committee or the Board of Directors.

      SECTION 12. TREASURER. The Treasurer shall be the chief accounting and financial officer of the Corporation and shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation. He shall audit all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payments by the Corporation and all other documents relating to such payments; shall receive, audit and consolidate all operating and financial statements of the Corporation and its various departments; shall have supervision of the books of account of the Corporation, their arrangement and classification; shall supervise the accounting and auditing practices of the Corporation, their arrangement and classification; shall supervise the accounting and auditing practices of the Corporation and shall have charge of all matters relating to taxation. The Treasurer shall have the care and custody of all monies, funds and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of


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Directors of the Executive Committee shall from time to time direct or as  shall be selected in accordance with procedure established by the Board or Executive Committee; shall advise upon all terms of credit granted by the Corporation; shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the
Corporation.   He shall have the power to endorse for deposit or  collection  or otherwise all checks, drafts, notes, bills of exchange or other commercial papers payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all duties usually appertaining to the office of treasurer of a corporation. In the absence or disability of the Treasurer, his duties shall be performed and his powers may be exercised by the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Treasurer, the President, the Executive Committee or the Board of Directors.

       SECTION 13. ASSISTANT TREASURERS. Each Assistant Treasurer shall generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Treasurer, the President, the Executive Committee or the Board of Directors.

      SECTION 14. ADDITIONAL POWERS AND DUTIES. In addition to the foregoing especially enumerated duties, services and powers, the several elected and appointed officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Articles of Incorporation or these Bylaws, or as the Board of Directors or the Executive Committee may from time to time determine or as may be assigned to them by any competent superior officer.


                 ARTICLE EIGHT.  SHARES AND TRANSFERS OF SHARES

     SECTION 1. CERTIFICATES REPRESENTING SHARES. Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Articles of Incorporation and these Bylaws shall be delivered representing all shares to which stockholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of Texas, the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or any employee of the Corporation, the signature of any such officers may be facsimile.

      SECTION 2. LOST CERTIFICATES. The Board of Directors, the Executive Committee, the President or such other officer or officers or any agent of the Corporation as the Board of Directors may from time to time designate, in its or his discretion, may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, the Executive Committee, the President or any such other officer or agent in its or his discretion and as a condition precedent to the issuance thereof, may require


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the  owner  of  such  lost,  stolen  or  destroyed  certificate,  or  his  legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 3. TRANSFERS OF STOCK. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer with all required stock transfer tax stamps affixed thereto and cancelled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      SECTION 4. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any shares of its stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                          ARTICLE NINE.  MISCELLANEOUS

      SECTION 1. DIVIDENDS. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the statutes and of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, or in any combination thereof.

     SECTION 2. RESERVES. There may be created from time to time by resolution of the Board of Directors, out of the earned surplus of the Corporation, such reserve or reserves as the directors from time to time in their discretion think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      SECTION 3. SIGNATURE OF NEGOTIABLE INSTRUMENTS. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents, and in such manner, as are permitted by these Bylaws and as from time to time may be prescribed by resolution
(whether  general  or  special)  of the Board  of  Directors  or  the  Executive
Committee.

     SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      SECTION 5. SEAL. The seal of the Corporation shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.

     SECTION 6. INDEMNIFICATION. Repealed in its entirety by Resolution of the Board of Directors on 10/31/91.

      SECTION 7. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting  of  stockholders, such books shall be closed at  least  ten  (10)  days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case not to be more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

      SECTION 8. SURETY BONDS. Such officers and agents of the Corporation (if any) as the Board of Directors may direct from time to time shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.


                            ARTICLE TEN.  AMENDMENTS

      These Bylaws may be altered, amended or repealed or new bylaws may be adopted at any meeting of the stockholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares present or represented by proxy at such meeting and entitled to vote thereat, provided notice of the proposed alteration, amendment or repeal or adoption be contained in the notice of such meeting. The power to alter, amend or repeal these Bylaws or to adopt new bylaws has been delegated by the stockholders to the Board of Directors pursuant to Article Ten of the Articles of Incorporation.


                        ARTICLE ELEVEN.  INDEMNIFICATION

     SECTION 1.  DEFINITIONS.  For purposes of this Article Eleven:

          (1) "Director" means any person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partners, venturer, proprietor, trustee, employee, agent, or similar functionary of any other foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

          (2)  "Expenses" include court costs and attorney's fees.

          (3)  "Official Capacity" means:

               (a) when used with respect to a director, the office of director in the Corporation; and

               (b) when used with respect to a person other than a director, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Corporation, but

               (c) in both paragraphs (a) and (b) does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust employee benefit plan, or other enterprise.

          (4) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     SECTION 2. STANDARD FOR INDEMNIFICATION. The Corporation shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the Corporation only if it is determined in accordance with Section 11.06 that the person:

          (1)  conducted himself in good faith;

          (2)  reasonably believed:

               (a) in the case of conduct in his official capacity as a director of the Corporation, that his conduct was in the Corporation's best interests; and

               (b) in all other cases, that his conduct was at least not opposed to the Corporation's best interests;

          (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     SECTION 3.  PROHIBITED INDEMNIFICATION.   A director may not be indemnified
under Section 11.02 for obligations resulting from a proceeding:

          (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

          (2)  in which the person is found liable to the Corporation.

     SECTION 4. EFFECT OF TERMINATION OF PROCEEDING. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section 11.02.

     SECTION 5. PROCEEDING BY OR IN BEHALF OF CORPORATION. A person shall be indemnified under Section 11.02 against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the proceeding was brought by or in behalf of the Corporation, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding.

      SECTION  6.    DETERMINATION  OF  INDEMNIFICATION.   A  determination   of
indemnification under Section 11.02 must be made:

          (1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; provided, however, that if such a quorum cannot be obtained, such determination may be made by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

          (2) by special legal counsel selected by the Board of Directors or a committee of the Board of Directors by vote as set forth in Subsection (1) of this Section, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

          (3) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

     SECTION 7. AUTHORIZATION OF INDEMNIFICATION. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection
(2) of Section 11.06 for the selection of special legal counsel. A provision contained in the Articles of Incorporation, the Bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the indemnification permitted under Section 11.02 of this Article shall be deemed to constitute authorization of indemnification in the manner required by this Section even though such provision may not have adopted or authorized in the same manner as the determination that indemnification is permissible.

     SECTION 8. SUCCESSFUL DEFENSE OF PROCEEDING. The Corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

     SECTION 9. COURT ORDER IN SUIT FOR INDEMNIFICATION. If, in a suit for the indemnification required by Section 11.08, a court of competent jurisdiction determines that the director is entitled to indemnification under that Section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

     SECTION 10. COURT DETERMINATION OF INDEMNIFICATION. If, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances described by Section 11.03 the court may order the indemnification that the court determines is proper and equitable. The court shall limit indemnification to reasonable expenses if the proceeding is brought by or in behalf of the Corporation or if the director is found liable on the basis that he improperly received personal benefit, whether or not the benefit resulted from an action taken in the person's official capacity.

     SECTION 11. ADVANCEMENT OF EXPENSES. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding after:

          (1) the Corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article Eleven and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements; and

          (2) a determination that the facts then known to those making the determination would not preclude indemnification under this Article Eleven.

     SECTION 12. OBLIGATION FOR REPAYMENT OF ADVANCEMENT. The written undertaking required by Section 11.11 must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment. Determinations and authorizations of payments under Section 11.11 must be made in the manner specified by Section
11.06 for determining whether indemnification is permissible.

     SECTION 13. EXPENSES OF WITNESS. Notwithstanding any other provision of this Article Eleven, the Corporation may pay or reimburse expenses incurred by a director.

     SECTION 14. INDEMNIFICATION AND ADVANCEMENT OF EXPENSES TO OFFICERS AND OTHERS. An officer of the Corporation shall be indemnified as, and to the same extent, provided by Sections 11.08, 11.09 and 11.10 for a director and is entitled to seek indemnification under those Sections to the same extent as a director. The Corporation may indemnify and advance expenses to an officer, employee, or agent of the Corporation to the same extent that it may indemnify and advance expenses to directors under this Article Eleven.

     SECTION 15. INDEMNIFICATION AND ADVANCEMENT OF EXPENSES TO NOMINEES AND DESIGNEES. The Corporation may indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the same extent that it may indemnify and advance expenses to directors under this Article Eleven.

     SECTION 16. FURTHER INDEMNIFICATION AND ADVANCEMENT OF EXPENSES TO OFFICERS AND OTHERS. The Corporation may indemnify and advance expenses to an officer, and may indemnify and advance expenses to an employee, agent, or person identified in Section 11.15 and who is not a director to such further extent as provided by general or specific action of the Board of Directors, by vote of the shareholders, by contract, or as otherwise permitted by law.

     SECTION 17. CONTINUATION OF INDEMNIFICATION. The indemnification and advancement of expenses provided by this Article Eleven shall continue as to a person who has ceased to hold his position as a director, officer, employee, agent, or other nominee, or designee as described in Section 11.15 and, in the event of the death of such director, officer, employee, agent or other nominee or designee, shall inure to the benefit of his heirs, executors and administrators.

     SECTION 18. LIABILITY INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of the corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under this Article Eleven.

     SECTION 19. REPORT TO SHAREHOLDERS. Any indemnification of or advance of expenses to a director in accordance with this Article Eleven shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section A,
Article 9.10, of the Texas Business Corporation Act and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

     SECTION 20. SERVICE TO EMPLOYEE BENEFIT PLAN. For purposes of this Article Eleven, the Corporation is deemed to have requested a director serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interest of the Corporation.


                                     --END--